Exhibit 10.4.6

AMENDMENT 2008-2

TO THE

AMERICAN BAR ASSOCIATION MEMBERS DEFINED BENEFIT PENSION PLAN

(Basic Plan Document No. 02)

WHEREAS, the ABA Retirement Funds (“ABA/RF”) sponsors the American Bar Association Members Defined Benefit Pension Plan (the “Plan”), a master plan for adoption by Employers who desire to establish or continue a tax-qualified retirement plan for themselves and their eligible employees;

WHEREAS, pursuant to Section 13.2 of the Plan, ABA/RF has the right to amend the Plan in whole or in part at any time, and

WHEREAS, ABA/RF desires to amend the Plan to conform to final Treasury Regulations promulgated with respect to Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”), regarding the limitation on benefits that are payable under the Plan.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the power of amendment contained in Section 13.2 of the Plan, the Plan is hereby amended as follows:

1. LIMITATION ON BENEFITS. Effective July 1, 2007, Section 2.5 of the Plan is hereby amended to read as follows:

2.5 This Section has been intentionally left blank.

2. LIMITATION ON BENEFITS. Effective July 1, 2007, Section 2.15 of the Plan is hereby amended to read as follows:

2.15 Compensation. “Compensation” of a Participant for Plan Years beginning before January 1, 1991 means the definition in subsection (a) below, and for Plan Years beginning after December 31, 1990 means one of the following definitions (as elected by the Employer in the Participation Agreement) and related elections in the Participation Agreement:

(a) “Wages, Tips and Other Compensation” Reported on Form W-2: Wages within the meaning of Code Section 3401(a) and all other compensation to an Employee by the Employer in the course of the Employer’s trade or business for which the Employer is required to furnish to the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052, but determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 340l(a) (2)). This definition of compensation may be modified to exclude amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the Employee under Code Section 217.

(b) Income Tax Withholding Wages: Wages as defined in Code Section 3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

(c) 415 Safe-Harbor Compensation: Wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Section 1.62-2(c) of the Income Tax Regulations)), and excluding the following:

(1) Employer contributions (other than elective contributions described in Code Section 402(e)(3), 408(k)(6), 408(p)(2)(A)(i) or 457(b)) to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), and whether or not qualified) to the extent such contributions are not includible in the employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified);

(2) Amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in Section 1.421-1(b) of the Income Tax Regulations), or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(4) Other amounts which received special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code Section 125); and

(5) Other items of remuneration that are similar to any of the items listed in clauses (1) through (4) above.

For any Participant who is a Self-Employed Individual, Compensation means his or her Earned Income.

Except as otherwise provided in the Plan, Compensation shall include only that compensation that is actually paid or made available to the Participant during the “determination period.” Except as otherwise provided in the Plan, the “determination period” shall be the period elected by the Employer in the Participation Agreement. If the Employer makes no election, the determination period shall be the Plan Year.

For Plan Years beginning on or after July 1, 2007, or such earlier date as the Employer specifies in the Participation Agreement, or in an addendum or other amendment to the Participation Agreement in the form provided by ABRA, Compensation for a Plan Year shall also include compensation paid by the later of 2 1/2 months after the Employee’s severance from employment with the Employer maintaining the Plan or the end of the Plan Year that includes the date of the Employee’s severance from employment with the Employer maintaining the Plan, if:

(a) the payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent a severance from employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer; or, if the Employer so elects in the Participation Agreement, or in an addendum or other amendment to the Participation Agreement in the form provided by ABRA;

(b) the payment is for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued; or

(c) the Employer has not elected 415 safe-harbor compensation pursuant to the Participation Agreement and payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

Any payments not described above shall not be considered Compensation if paid after severance from employment, even if they are paid by the later of 2 1/2 months after the date of severance from employment or the end of the Plan Year that includes the date of severance from employment.

For Plan Years beginning after December 31, 2000, or such earlier effective date as the Employer specifies in the Participation Agreement, Compensation shall also include any elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4).

For Plan Years beginning after December 31, 1997, compensation paid or made available during such Plan Year shall include amounts that would otherwise be included in Compensation but for an election under Code Section 125(a), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b). Such amounts shall also include “deemed §125 compensation,” which shall be the amount that is excludable under Code Section 106 that is not available to a Participant in cash in lieu of group health coverage under an arrangement described in Code Section 125 solely because the Participant is unable to certify that he or she has other health coverage. Amounts are deemed §125 compensation only if the Employer does not request or otherwise collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

If elected by the Employer in the Participation Agreement, or in an addendum or other amendment to the Participation Agreement in the form provided by ABRA, Compensation shall not include amounts paid as compensation to a nonresident alien, as defined in Code Section 7701(b)(1)(B), who is not a Participant to the extent the compensation is excludable from gross income and is not effectively connected with the conduct of a trade or business within the United States.

Back pay, within the meaning of Section 1.415(c)-2(g)(8) of the Income Tax Regulations, shall be treated as compensation for the Plan Year to which the back pay relates to the extent the back pay represents wages and compensation that would otherwise be included under this definition.

For Plan Years beginning on or after January 1, 1989 and before January 1, 1994, the amount of Compensation of each Participant for any Plan Year taken into account for determining all Retirement Benefits provided under the Plan shall not exceed $200,000. This limitation shall be adjusted by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d), except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning with or within such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990. For purposes of any annual Compensation limit, all Qualified Plans maintained by the Employer or a Related Employer shall be treated as a single plan.

For Plan Years beginning on or after January 1, 1994 and before January 1, 2002, the amount of Compensation of each Participant for any Plan Year taken into account for determining all Retirement Benefits provided under the Plan for any determination period shall not exceed $150,000, as adjusted for the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

For Plan Years beginning on or after January 1, 2002, the amount of Compensation of each Participant for any Plan Year taken into account for determining all Retirement Benefits provided under the Plan for any determination period shall not exceed $200,000, as adjusted for the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning with or within such calendar year.

If a determination period consists of fewer than 12 months, the applicable annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

If Compensation for any prior determination period is taken into account in determining a Participant’s Retirement Benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual Compensation limit in effect for that prior period. For this purpose, in determining Retirement Benefits in Plan Years beginning on or after January 1, 1989 and before January 1, 1994, the annual Compensation limit in effect for determination periods beginning before January 1, 1989 is $200,000. In addition, in determining Retirement Benefits in Plan Years beginning on or after January 1, 1994 and before January 1, 2002, the annual Compensation limit in effect for determination periods beginning before January 1, 2002 is $150,000. In addition, in determining Retirement Benefits in Plan Years beginning on or after January 1, 2002, the annual Compensation limit in effect for determination periods beginning before that date is $200,000.

For purposes of any annual Compensation limit, all Qualified Plans maintained by the Employer or a Related Employer shall be treated as a single plan.

Notwithstanding any annual Compensation limit, a Participant’s Accrued Benefit as of the last day of the Plan Year beginning in 1983 shall be calculated without regard to the $200,000 limit, and a Participant’s Accrued Benefit as of the last day of the Plan Year beginning in 1993 shall be calculated without regard to the $150,000 limit.

3. LIMITATION ON BENEFITS. Effective July 1, 2007, Section 2.19 of the Plan is hereby amended to read as follows:

2.19 This Section has been intentionally left blank.

4. LIMITATION ON BENEFITS. Effective July 1, 2007, Section 2.20 of the Plan is hereby amended to read as follows:

2.20 This Section has been intentionally left blank.

5. LIMITATION ON BENEFITS. Effective July 1, 2007, Section 2.65 of the Plan is hereby amended to read as follows:

2.65 Predecessor Organization. “Predecessor Organization” means any entity:

(a) With which the Employer shows significant continuity of ownership, business or workforce; or

(b) With respect to a Participant, with respect to which the Participant has accrued a benefit under this Plan; or

(c) With respect to a Participant, that antedates the Employer if, under the facts and circumstances, the Employer constitutes a continuation of all or a portion of the trade or business of the former entity; or

(d) That is determined to be a predecessor organization under regulations issued by the Secretary of Treasury.

6. LIMITATION ON BENEFITS. Effective July 1, 2007, Section 2.69 of the Plan is hereby amended to read as follows:

2.69 This Section has been intentionally left blank.

7. LIMITATION ON BENEFITS. Effective July 1, 2007, Section 2.81 of the Plan is hereby amended to read as follows:

2.81 Simplified Employee Pension. “Simplified Employee Pension” is defined in Section 11.2(d)(17).

8. LIMITATION ON BENEFITS. Effective July 1, 2007, Section 2.83 of the Plan is hereby amended to read as follows:

2.83 Social Security Retirement Age. “Social Security Retirement Age” is defined in Section 11.2(d)(18).

9. LIMITATION ON BENEFITS. Effective July 1, 2007, Section 2.89 of the Plan is hereby amended to read as follows:

2.89 Welfare Benefit Fund. “Welfare Benefit Fund” is defined in Section 11.2(d)(19).

10. LIMITATION ON BENEFITS. Effective July 1, 2007, Section 2.92 of the Plan is hereby amended to read as follows:

2.92 Year of Participation. “Year of Participation,” except as otherwise defined in Section 11.2(d)(20) for purposes of Section 11.2, means a Plan Year during which an Employee has at least 1,000) Hours of Service (or a lesser amount specified in the Participation Agreement) while being an Eligible Employee and a Participant. An Employee need not be employed on the last day of a Plan Year to be credited with a Year of Participation for the Plan Year.

11. LIMITATION ON BENEFITS. Effective July 1, 2007, Section 5.4 of the Plan is hereby amended to read as follows:

5.4 Benefit After Late Retirement. If a Participant continues to be employed by the Employer after Normal Retirement Age, the Participant shall continue to accrue benefits under the Plan after Normal Retirement Age. When the Participant later retires, his or her Normal Retirement Benefit shall be the greater of (i) his or her Normal Retirement Benefit calculated as of his or her actual retirement date or (ii) the Actuarial Equivalent of his or her Normal Retirement Benefit calculated as of the date on which the Participant attained Normal Retirement Age. If as a result of actuarial increase to the benefit of a Participant who delays commencement of benefits beyond Normal Retirement Age the Accrued Benefit of the Participant would exceed the limitations under Section 11.2 for the Limitation Year immediately before the actuarial increase to the Participant’s benefit that would cause the Participant’s benefit to exceed the limitations under Section 11.2, distribution of the Participant’s benefit will commence.

12. LIMITATION ON BENEFITS. Effective July 1, 2007, Section 11.2 of the Plan is hereby amended to read as follows:

11.2 Limit on Annual Benefits.

(a) This Section 11.2 is effective for Limitation Years beginning on or after January 1, 2004, except to the extent a later effective date is provided herein. Section 11.2 of the Prior Plan Document is effective for Limitation Years beginning before January 1, 2004. This subsection (a), except for paragraph (4), applies regardless of whether any Participant is or has ever been a participant in another Qualified Plan of the Employer.

(1) The Annual Benefit otherwise payable to a Participant at any time under the Plan shall not exceed the Maximum Permissible Amount. If the benefit that the Participant would otherwise accrue in a Limitation Year would produce an Annual Benefit in excess of the Maximum Permissible Amount, the benefit shall be limited (or the rate of accrual shall be reduced) so that the Annual Benefit will equal the Maximum Permissible Amount.

(2) Subject to the paragraphs below of this paragraph (2), if a Participant is or has ever been covered under more than one Qualified Defined Benefit Plan (regardless of whether terminated) maintained by the Employer or a

Predecessor Organization, the sum of the Participant’s Annual Benefits from all such plans may not exceed the Maximum Permissible Amount. If a Participant’s employer-provided benefits under all such Qualified Defined Benefit Plans (determined as of the same age) would exceed the Maximum Permissible Amount applicable at that age, the Employer shall choose in the Participation Agreement the method by which the plans will meet this limitation.

Effective for Limitation Years beginning on or after July 1, 2007, if a Qualified Defined Benefit Plan maintained by the Employer has terminated with sufficient assets for the payment of benefit liabilities of all plan participants and a Participant in this Plan has not yet commenced benefits under the terminated plan, the benefits provided pursuant to the annuities purchased to provide the Participant’s benefits under the terminated plan at each possible annuity starting date shall be taken into account in applying the limitations of this section. If there are not sufficient assets for the payment of all participants’ benefit liabilities, the benefits taken into account shall be the benefits that are actually provided to the Participant under the terminated plan.

Effective for Limitation Years beginning on or after July 1, 2007, if a Participant’s benefits under a Qualified Defined Benefit Plan maintained by the Employer are transferred to another Qualified Defined Benefit Plan maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant Section 1.411(d)-4, Q&A-3(c), of the Income Tax Regulations, the transferred benefits are not treated as being provided under the transferor plan (but are taken into account as benefits provided under the transferee plan). If a Participant’s benefits under a Qualified Defined Benefit Plan maintained by the Employer are transferred to another Qualified Defined Benefit Plan that is not maintained by the Employer and the transfer is not a transfer of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c), of the Income Tax Regulations, the transferred benefits are treated by the Employer’s plan as if such benefits were provided under annuities purchased to provide benefits under a plan maintained by the Employer that terminated immediately prior to the transfer with sufficient assets to pay all participants’ benefit liabilities under the plan. If a Participant’s benefits under a Qualified Defined Benefit Plan maintained by the Employer are transferred to another Qualified Defined Benefit Plan in a transfer of distributable benefits pursuant Section 1.411(d)-4, Q&A-3(c), of the Income Tax Regulations, the amount transferred is treated as a benefit paid from the transferor plan.

Effective for Limitation Years beginning on or after July 1, 2007, a formerly affiliated plan of an Employer shall be treated as a Qualified Defined Benefit Plan maintained by the Employer, but the formerly affiliated plan shall be treated as if it had terminated immediately prior to the cessation of affiliation with sufficient assets to pay participants’ benefit liabilities under the plan and had purchased annuities to provide benefits. A formerly affiliated plan of an Employer is a plan that, immediately prior to the cessation of affiliation, was a Qualified Defined Benefit Plan actually maintained by the Employer and, immediately after the cessation of affiliation, is not actually maintained by the Employer. For this purpose, cessation of affiliation means the event that causes an entity to no longer be considered the Employer, such as the sale of a member controlled group of corporations, as defined in Section 414(b) of the Code, as modified by Section 415(h) of the Code, to an unrelated corporation, or that causes a Qualified Defined Benefit Plan to not actually be maintained by the Employer, such as transfer of plan sponsorship outside a controlled group.

Effective for Limitation Years beginning on or after July 1, 2007, if the Employer maintains a Qualified Defined Benefit Plan that provides benefits accrued by a Participant while performing services for a Predecessor Organization, the Participant’s benefits under a Qualified Defined Benefit Plan maintained by the Predecessor Organization shall be treated as provided under a Qualified Defined Benefit Plan maintained by the Employer. However, for this purpose, the plan of the Predecessor Organization shall be treated as if it had terminated immediately prior to the event giving rise to the Predecessor Organization relationship with sufficient assets to pay participants’ benefit liabilities under the plan, and had purchased annuities to provide benefits; the Employer and the Predecessor Organization shall be treated as if they were a single employer immediately prior to such event and as unrelated employers immediately after the event; and if the event giving rise to the Predecessor Organization relationship is a benefit transfer, the transferred benefits shall be excluded in determining the benefits provide under the plan of the Predecessor Organization.

Effective for Limitation Years beginning on or after July 1, 2007, the limitations of this Section shall be determined and applied taking into account the rules in Sections 1.415(f)-1(d), (e) and (h) of the Income Tax Regulations.

(3) The application of the limitations of this Section shall not cause the Maximum Permissible Amount for any Participant to be less than the Participant’s accrued benefit under all of the Qualified Defined Benefit Plans maintained by the Employer or a Predecessor Employer as of the end of the last Limitation Year beginning before July 1, 2007 under provisions of such plans that were both adopted and in effect before April 5, 2007. The preceding sentence applies only if the provisions of such plans that were both adopted and in effect before April 5, 2007 satisfied the applicable requirements of statutory provisions, regulations and other published guidance relating to Code Section 415 as in effect as of the end of the last Limitation Year beginning before July 1, 2007, as described in Section 1.415(a)-1(g)(4) of the Income Tax Regulations.

(4) The limitation in paragraph (1) is deemed satisfied with respect to a Participant if the retirement benefits payable for a Plan Year under any form of benefit with respect to such Participant under the Plan and under all other Qualified Defined Benefit Plans (regardless of whether terminated) ever maintained by the Employer or any Predecessor Organization do not exceed $1,000 multiplied by the Participant’s Years of Credited Service or parts of such years (not to exceed 10) with the Employer or a Predecessor Organization, and the Employer and any Predecessor Organization have not at any time maintained a Qualified Defined Contribution Plan, a Welfare Benefit Fund or an Individual Medical Account in which the Participant participated (for these purposes, employee contributions, whether voluntary or involuntary, under a Qualified Defined Benefit Plan are not treated as a separate Qualified Defined Contribution Plan).

(b) This subsection (b) has been intentionally left blank.

(c) This subsection (c) has been intentionally left blank.

(d) Additional Definitions for this Section.

(1) This paragraph (1) has been intentionally left blank.

(2) Annual Benefit: This Section 11.2(d)(2) is effective for Limitation Years beginning on or after January 1, 2004. Section 11.2(d)(2) of the Prior Plan Document is effective for Limitation Years beginning prior to January 1, 2004. An Annual Benefit is a pension benefit under the Qualified Plan that is payable annually in the form of a Single Life Annuity. Except as further provided in this paragraph (2), a benefit payable in a form other than a Single Life Annuity must be adjusted to an actuarially equivalent Single Life Annuity that begins at the same time as such other form of benefit and is payable on the first day of each month before applying the limitations of this Section. For a Participant who has or will have distributions commencing at more than one Annuity Starting Date, the Annual Benefit shall be determined as of each Annuity Starting Date (and shall satisfy the limitations of this section as of each such date), actuarially adjusting for past and future distributions of benefits commencing at the other Annuity Starting Dates. For this purpose, the determination of whether a new Annuity Starting Date has occurred shall be made without regard to Section 1.401(a)-20, Q&A 10(d), and with regard to Section 1.415(b)-1(b)(1)(iii)(B) and (C), of the Income Tax Regulations.

No actuarial adjustment to the benefit shall be made for (i) survivor benefits payable to the Participant’s Spouse under a Qualified Joint and Survivor Annuity to the extent such benefits would not be payable if the Participant’s benefit were paid in another form; (ii) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, preretirement incidental death benefits, and post-retirement medical benefits); or (iii) the inclusion in the form of benefit of an automatic benefit increase feature, provided the form of benefit is not subject to Code Section 417(e)(3) and would otherwise satisfy the limitations of this section, and the plan provides that the amount payable under the form of benefit in any Limitation Year shall not exceed the limits of this section applicable at the Annuity Starting Date, as increased in subsequent years pursuant to Code Section 415(d). For this purpose, an automatic benefit increase feature is included in a form of benefit if the form of benefit provides for automatic periodic increases to the benefits paid in that form.

The determination of the Annual Benefit shall take into account social security supplements described in Code Section 411(a)(9) and benefits transferred from another defined benefit plan, other than transfers of distributable benefits pursuant to Section 1.411(d)-4, Q&A-3(c), of the Income Tax Regulations, but shall disregard benefits attributable to employee contributions or rollover contributions.

Effective for distributions in Limitation Years beginning on or after January 1, 2004, the determination of actuarial equivalence of forms of benefit other than a Single Life Annuity shall be made in accordance with subparagraph (A) or (B) below.

(A) Benefit Forms Not Subject to Code §417(e)(3): The Single Life Annuity that is actuarially equivalent to the Participant’s form of benefit shall be determined under this subparagraph if the form of the Participant’s benefit is either (i) a nondecreasing annuity (other than a Single Life Annuity) payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving spouse), or (ii) an annuity that decreases during the life of the Participant merely because of (a) the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or (b) the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Section 401(a)(11) of the Code).

(i) Limitation Years beginning before July 1, 2007. For Limitation Years beginning before July 1, 2007, the actuarially equivalent Single Life Annuity is equal to the annual amount of the Single Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit computed using whichever of the following produces the greater annual amount: (i) the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and (ii) a 5 percent interest rate assumption and the applicable mortality table defined in Section 9.5 for that Annuity Starting Date.

(ii) Limitation Years beginning on or after July 1, 2007. For Limitation Years beginning on or after July 1, 2007, the actuarially equivalent Single Life Annuity is equal to the greater of (i) the annual amount of the Single Life Annuity (if any) payable to the Participant commencing at the same Annuity Starting Date as the Participant’s form of benefit; and (ii) the annual amount of the Single Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5 percent interest rate assumption and the applicable mortality table defined in Section 9.5 for that Annuity Starting Date.

(B) Benefit Forms Subject to Code §417(e)(3): The Single Life Annuity that is actuarially equivalent to the Participant’s form of benefit shall be determined under this subparagraph if the form of the Participant’s benefit is other than a benefit form described in subparagraph (A) above. In this case, the actuarially equivalent Single Life Annuity shall be determined as follows:

(i) Annuity Starting Date in Limitation Years Beginning After 2005. If the Annuity Starting Date of the Participant’s form of benefit is in a Limitation Year beginning after 2005, the actuarially equivalent Single Life Annuity is equal to the greatest of (i) the annual amount of the Single Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; (ii) the annual amount of the Single Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5.5 percent interest rate assumption and the applicable mortality table defined in Section 9.5; and (iii) the annual amount of the Single Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using the applicable interest rate and the applicable mortality table defined in Section 9.5 divided by 1.05.

(ii) Annuity Starting Date in Limitation Years Beginning in 2004 or 2005. If the Annuity Starting Date of the Participant’s form of benefit is in a Limitation Year beginning in 2004 or 2005, the actuarially equivalent Single Life Annuity is equal to the annual amount of the Single Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greater annual amount: (i) the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and (ii) and 5.5 percent interest rate assumption and the applicable mortality table defined in Section 9.5. If the Annuity Starting Date of the Participant’s benefit is on or after the first day of the first Limitation Year beginning in 2004 and before December 31, 2004, the application of this subparagraph shall not cause the amount payable under the Participant’s form of benefit to be less than the benefit calculated under the Plan, taking into account the limitations of this section, except that the actuarially equivalent Single Life Annuity is equal to the annual amount of the Single Life Annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greatest annual amount:

(I)	the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form;

(II)	the applicable interest rate defined and the applicable mortality table defined in Section 9.5; and

(III)	the applicable interest rate defined in Section 9.5 (as in effect on the last day of the last Limitation Year beginning before January 1, 2004, under provisions of the Plan then adopted and in effect) and the applicable mortality table defined in Section 9.5.

(3) Compensation. With respect to each Participant, “Compensation” means the general definition of Compensation elected by the Employer in the Participation Agreement under Section 2.15(a), (b) or (c). For any Self-Employed Individual, Compensation shall mean Earned Income. In addition, for Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of this Article, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year.

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(5) This paragraph (5) has been intentionally left blank.

(6) Employer: The Employer that adopts this Plan and all Related Employers, as modified by Code Section 415(h).

(7) Highest Average Compensation: This Section 11.2(d)(7) is effective for Limitation years beginning on or after July 1, 2007. Section 11.2(d)(7) of the Prior Plan Document is effective for Limitation Years beginning prior to July 1, 2007. The average Compensation for the three consecutive Plan Years (or the actual number of consecutive years of employment for those Employees who are employed for less than three consecutive Plan Years with the Employer) that produce the highest average. In the case of a Participant who has separated from Service, the Participant’s Highest Average Compensation beginning in any Plan Year beginning after the date of separation will be automatically adjusted by multiplying such compensation in the prior Plan Year by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) in such manner as the Secretary of the Treasury shall prescribe. The adjusted compensation amount will apply to Limitation Years ending within the calendar year of the date of the adjustment, but the Participant’s benefits will not reflect the adjusted limit prior to January 1 of that calendar year. In the case of a Participant who is rehired after a separation from Service, the Participant’s Highest Average Compensation is the greater of such amount as determined prior to such separation, as adjusted as described in the preceding sentence, or as determined after such separation. In the case of a Participant who is rehired by the Employer after a severance from employment, the Participant’s Highest Average Compensation shall be calculated by excluding all years for which the Participant performs no services for and receives no compensation from the Employer (the break period) and by treating the years immediately preceding and following the break period as consecutive.

(8) Individual Medical Account: An individual medical account as defined in Code Section 415(1)(2).

(9) Limitation Year: The calendar year, or the 12-consecutive-month period elected by the Employer in the Participation Agreement. All Qualified Plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is changed by amendment, the new Limitation Year shall begin on a date within the Limitation Year in which the amendment is made.

(10) Master or Prototype Plan: A plan, the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

(11) Maximum Permissible Amount: This Section 11.2(d)(11) is effective for Limitation Years beginning on or after January 1, 2002. Section 11.2(d)(11) of the Prior Plan Document is effective for Limitation Years beginning prior to January 1, 2002. The Maximum Permissible Amount is the lesser of $160,000 or 100% of the Participant’s Highest Average Compensation, payable in the form of a single life annuity. Effective on January 1, 2003, and each succeeding January 1, the $160,000 limitation will be automatically adjusted under Code Section 415(d) in such manner as the Secretary of the Treasury shall prescribe. The new limitation shall apply to Limitation Years ending within the calendar year of the date of adjustment, but the Participant’s benefits will not reflect the adjusted limit prior to January 1 of that calendar year.

The Maximum Permissible Amount shall be reduced if the Participant has less than 10 Years of Participation in the Plan or less than 10 Years of Credited Service. If the Participant has less than 10 Years of Participation in the Plan, the $160,000 limit of the Maximum Permissible Amount shall be multiplied by a fraction (A) the numerator of which is the number of Years of Participation in the Plan (or part thereof), and (B) the denominator of which is 10. To the extent provided in regulations or in other guidance issued by the Internal Revenue Service, the preceding sentence shall be applied separately with respect to each change in the benefit structure of the Plan. If the Participant has less than 10 Years of Credited Service, the 100% limit of the Maximum Permissible Amount shall be multiplied by a fraction (A) the numerator of which is the number of Years of Credited Service (or part thereof), and (B) the denominator of which is 10.

The Maximum Permissible Amount assumes that the Retirement Benefit becomes payable when the Participant is at least age 62 and is not more than age 65. If the Annual Benefit commences at an earlier or later age, the Maximum Permissible Amount (as otherwise modified by the preceding paragraph) shall be adjusted. Effective for benefits commencing in Limitation Years ending after December 31, 2001, the $160,000 limit shall be adjusted if the Annuity Starting Date of the Participant’s Annual Benefit is before age 62 or after age 65. If the Annuity Starting Date is before age 62, the $160,000 Limit shall be adjusted under subparagraph (A) below, as modified by subparagraph (C) below. If the Annuity Starting Date is after age 62, the $160,000 Limit shall be adjusted under subparagraph (B) below, as modified by subparagraph (C) below.

(A) Adjustment of $160,000 Limit for Benefit Commencement Before Age 62:

(i) Limitation Years beginning before July 1, 2007. If the Annuity Starting Date is prior to age 62 and occurs in a Limitation Year beginning before July 1, 2007, the $160,000 limit for that Annuity Starting Date is the annual amount of the Single Life Annuity commencing at the same Annuity Starting Date that is the actuarial equivalent of the $160,000 limit (adjusted as described above for Years of Participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (i) the interest rate and the mortality table (or other tabular factor) specified in the Plan for early retirement benefits; and (ii) a 5% interest rate and the applicable mortality table defined in Section 9.5.

(ii) Limitation Years beginning on or after July 1, 2007.

(I)

Plan does not have immediately commencing Single Life Annuity payable at both age 62 and the age of benefit commencement. If the Annuity Starting Date is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing Single Life Annuity payable at both age 62 and the age of benefit commencement, the $160,000 limit for that Annuity Starting Date is the annual amount of Single Life Annuity commencing at the same Annuity Starting Date that is the actuarial equivalent of the $160,000 limit (adjusted as described above for Years of Participation less than 10, if required) with actuarial equivalence computed using a 5% interest rate and the applicable mortality table for the Annuity Starting Date as defined in Section 9.5 (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

(II)	Plan has immediately commencing Single Life Annuity payable at both age 62 and the age of benefit commencement. If the Annuity Starting Date is prior to age 62 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing Single Life Annuity payable at both age 62 and the age of benefit commencement, the $160,000 limit for that Annuity Starting Date is the lesser of the limitation determined under subparagraph (I) above and the $160,000 limit (adjusted as described above for Years of Participation less than 10, if required) multiplied by the ratio of the annual amount of the immediately commencing Single Life Annuity for that Annuity Starting Date to the annual amount of the immediately commencing Single Life Annuity at age 62, both determined without applying the limitations of this Section.

(B) Adjustment of $160, 000 Limit for Benefit Commencement After Age 65:

(i) Limitation Years beginning before July 1, 2007. If the Annuity Starting Date is after age 65 and occurs in a Limitation Year beginning before July 1, 2007, the $160,000 limit for that Annuity Starting Date is the annual amount of the Single Life Annuity commencing at the same Annuity Starting Date that is the actuarial equivalent of the $160,000 limit (adjusted as described above for Years of Participation less than 10, if required) with actuarial equivalence computed using whichever of the following produces the smaller annual amount: (i) the interest rate and the mortality table (or other tabular factor) specified in Plan; and (ii) a 5% interest rate and the applicable mortality table as defined in Section 9.5.

(ii) Limitation Years beginning on or after July 1, 2007.

(I)

Plan does not have immediately commencing Single Life Annuity payable at both age 65 and the age of benefit commencement. If the Annuity Starting Date is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing Single Life Annuity payable at both age 65 and the age of benefit commencement, the $160,000 limit for that Annuity Starting Date is the annual amount of Single Life Annuity commencing at the same Annuity Starting Date that is the actuarial equivalent of the $160,000 limit (adjusted as described above for Years of Participation less than 10, if required) with actuarial equivalence computed using a 5% interest rate and the applicable mortality table for that Annuity Starting Date as defined in Section 9.5 (and expressing the Participant’s age based on completed calendar months as of the Annuity Starting Date).

(II)	Plan has immediately commencing Single Life Annuity Payable at both age 65 and the age of Benefit commencement. If the Annuity Starting Date is after age 65 and occurs in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing Single Life Annuity payable at both age 65 and the age of benefit commencement, the $160,000 limit for that Annuity Starting Date is the lesser of the limitation determined under subparagraph (I) above and the $160,000 limit (adjusted as described above for Years of Participation less than 10, if required) multiplied by the ratio of the annual amount of the adjusted immediately commencing Single Life Annuity for that Annuity Starting Date to the annual amount of the adjusted immediately commencing Single Life Annuity at age 65, both determined without applying the limitation of this section. For this purpose, the adjusted immediately commencing Single Life Annuity at the Participant’s Annuity Starting Date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing Single Life Annuity at age 65 is the annual amount of such annuity that would be payable to a hypothetical Participant who is age 65 and has the same Accrued Benefit as the Participant.

(C) Notwithstanding the other requirements of this section, no adjustment shall be made to the $160,000 limit to reflect the probability of a Participant’s death between the Annuity Starting Date and age 62, or between age 65 and the Annuity Starting Date, as applicable, if benefits are not forfeited upon death of the Participant prior to the Annuity Starting Date. To the extent benefits are forfeited upon death before the Annuity Starting Date, such an adjustment shall be made. For this purpose, no forfeiture shall be treated as occurring upon the Participant’s death if the Plan does not charge Participants for providing a qualified preretirement survivor annuity as defined in Code Section 417(c), upon the Participant’s death.

(12) This paragraph (12) has been intentionally left blank.

(13) This paragraph (13) has been intentionally left blank.

(14) This paragraph (14) has been intentionally left blank.

(15) This paragraph (15) has been intentionally left blank.

(16) This paragraph (16) has been intentionally left blank.

(17) This paragraph (17) has been intentionally left blank.

(18) Social Security Retirement Age: Age 65 in the case of a Participant attaining age 62 before January 1, 2000 (i.e., born before January 1, 1938); age 66 for a Participant attaining age 62 after December 31, 1999 and before January 1, 2017 (i.e., born after December 31, 1937 but before January 1, 1955); and age 67 for a Participant attaining age 62 after December 31, 2016 (i.e., born after December 31, 1954).

(19) Welfare Benefit Fund: A welfare benefit fund as defined in Code Section 419(e) under which amounts attributable to post-retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419A(d)(3)).

(20) Year of Participation: For purposes of this Section, a Participant shall be credited with a Year of Participation (computed to fractional parts of a year) for each Plan Year for which the following conditions are met: (i) the Participant is credited with at least 1,000 Hours of Service, and (ii) the Participant is included as a Participant under the eligibility provisions of the Plan for at least one day of the Plan Year. If these two conditions are met, the Participant shall be credited with a Year of Participation. A Participant who is permanently and totally disabled within the meaning of Code Section 415(c)(3)(C)(i) for a Plan Year shall receive a Year of Participation with respect to that period. In addition, for a Participant to receive a Year of Participation (or part thereof) for a Plan Year, the Plan must be established no later than the last day of such Plan Year. In no event will more than one Year of Participation be credited for any 12-month period.

(e) In the case of Paired Plans, and notwithstanding any other provision to the contrary, no Participant shall accrue an Annual Benefit in excess of the adjusted Maximum Permissible Amount. For purposes of this provision, the adjusted Maximum Permissible Amount is the Maximum Permissible Amount defined in subsection (d)(11).

(f) This subsection (f) has been intentionally left blank.

IN WITNESS WHEREOF, ABA Retirement Funds has caused this instrument to be executed by a duly authorized officer this 20th day of May, 2008.

ABA RETIREMENT FUNDS

By:	/s/ Earl F. Lasseter
Its:	President